-more- February 26, 2018 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Natural Gas Volumes Processed and NGL Volumes Gathered Increase TULSA, Okla. - Feb. 26, 2018 - ONEOK, Inc. (NYSE: OKE) today announced higher fourth-quarter and full-year 2017 operating income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), compared with the same periods in 2016. Results primarily benefited from natural gas and natural gas liquids (NGL) volume growth in the Williston and Permian basins and STACK and SCOOP areas, and higher average fee rates in the natural gas gathering and processing segment. SUMMARY • Fourth-quarter 2017 operating income and adjusted EBITDA increased 21 and 16 percent, respectively, compared with the fourth quarter 2016; • Full-year 2017 operating income and adjusted EBITDA each increased 7 percent compared with 2016; • Fourth-quarter 2017 net income attributable to ONEOK totaled $63.0 million, or 16 cents per diluted share, which includes one-time noncash charges of $141.3 million, or 36 cents per diluted share, related to the Tax Cuts and Jobs Act; • Fourth-quarter and full-year 2017 dividend coverage ratios were 1.28 and 1.34, respectively; • The natural gas gathering and processing segment’s average fee rate was 86 cents per Million British thermal units (MMBtu) for the full-year 2017, compared with 76 cents per MMBtu in 2016; and • Fourth-quarter 2017 natural gas volumes processed increased 20 percent and NGL volumes gathered increased 17 percent, compared with 2016.

ONEOK Announces Higher Fourth-quarter and
Full-year 2017 Operating Income and Adjusted EBITDA

Feb. 26, 2018

Page 2

FOURTH-QUARTER AND FULL-YEAR 2017 FINANCIAL HIGHLIGHTS

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Years Ended December 31, 2017	Years Ended December 31, 2016
	(Millions of dollars, except per share and coverage ratio amounts)			
Net income attributable to ONEOK (a)	**$ 63.0**	$ 90.5	**$ 387.8**	$ 352.0
Net income per diluted share (a)	**$ 0.16**	$ 0.43	**$ 1.29**	$ 1.66
Adjusted EBITDA (b)	**$ 547.7**	$ 474.1	**$ 1,986.9**	$ 1,849.9
DCF (b)	**$ 366.0**	$ 318.3	**$ 1,384.7**	$ 1,322.3
Dividend coverage ratio (b)	**1.28**	1.41	**1.34**	1.51
Operating income	**$ 397.8**	$ 329.6	**$ 1,380.9**	$ 1,285.7
Operating costs	**$ 216.8**	$ 204.1	**$ 833.6**	$ 757.1
Depreciation and amortization	**$ 103.8**	$ 99.3	**$ 406.3**	$ 391.6
Equity in net earnings from investments	**$ 40.3**	$ 39.2	**$ 159.3**	$ 139.7
Capital expenditures	**$ 182.0**	$ 133.1	**$ 512.4**	$ 624.6

(a) Three-month and full-year periods ending Dec. 31, 2017, include one-time noncash charges of $141.3 million, or 36 cents per diluted share and 47 cents per diluted share, respectively, related to the enactment of the Tax Cuts and Jobs Act. The full-year ending Dec. 31, 2017, also includes noncash impairment charges of approximately $20.2 million, or 4 cents per diluted share, and approximately $50 million, or 10 cents per diluted share, in one-time and ONEOK and ONEOK Partners merger transaction-related costs.
(b) Adjusted EBITDA; distributable cash flow (DCF); and dividend coverage ratio are non-GAAP measures. Full-year 2017 amounts include transaction-related pretax cash costs of approximately $30 million, or 0.04 times dividend coverage, associated with the ONEOK and ONEOK Partners merger transaction. Reconciliations to relevant GAAP measures are included in this news release.

"Producer activity and production results increased across ONEOK's operating footprint in 2017, driving volume growth and adjusted EBITDA increases compared with 2016," said Terry K. Spencer, ONEOK president and chief executive officer. "We continue to see production growth, largely driven by improved producer drilling economics and higher rig efficiencies.

"ONEOK is investing in our systems to grow with our customers and address their needs for additional capacity," Spencer added. "We've announced approximately $4.2 billion of organic capital-growth projects with attractive returns since June 2017 that will be highly accretive, complement our existing assets and provide essential services in high-producing regions."

FOURTH-QUARTER AND FULL-YEAR 2017 FINANCIAL PERFORMANCE

ONEOK's operating income increased 21 percent in the fourth quarter 2017 and 7 percent for the full-year 2017, compared with the same periods in 2016. Adjusted EBITDA increased 16 percent in the fourth quarter 2017 and 7 percent for the full-year 2017, compared with the same periods in 2016. Higher 2017 results were driven primarily by natural gas and natural gas liquids volume growth in ONEOK's natural gas gathering and processing and natural

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ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Feb. 26, 2018 Page 3 -more- gas liquids segments, offset partially by higher operating costs associated with the growth of ONEOK’s operations and routine maintenance projects. EARNINGS PRESENTATION AND KEY STATISTICS: Additional financial and operating information that will be discussed on the fourth- quarter and year-end 2017 conference call is accessible on ONEOK’s website, www.oneok.com, or from the links below. > View earnings presentation > View earnings tables FINANCIAL HIGHLIGHTS: • Paying in February 2018 a quarterly dividend of 77 cents per share, or $3.08 per share on an annualized basis, an increase of 25 percent compared with the same period in 2017; • Completing equity issuances through ONEOK’s “at-the-market” equity program in the fourth quarter 2017 generating net proceeds of $384 million and completing a public common stock offering in January 2018 resulting in total combined net proceeds of approximately $1.6 billion, which were used to fund recently announced capital-growth projects and repay outstanding indebtedness. ONEOK does not expect to issue additional equity in 2018 and well into 2019; • Repaying in January 2018 the remaining $500 million of the $1.0 billion term loan agreement due 2019 and short-term borrowings; and • Having $2.5 billion of borrowing capacity available under its $2.5 billion credit agreement following the January 2018 equity offering. CAPITAL-GROWTH ACTIVITIES: Since June 2017, ONEOK has announced approximately $4.2 billion of organic capital- growth projects to support increasing production across ONEOK’s operating footprint. These projects are expected to generate adjusted EBITDA multiples of four to six times and are backed by a combination of long-term fee-based contracts, volume commitments or acreage dedications. Based on recent project announcements, ONEOK’s 2018 capital-growth expenditures are now expected to range from $1,950 million to $2,300 million, compared with the previously announced range of $1,270 million to $1,530 million. Maintenance capital expenditures of $140 million to $180 million are expected to remain unchanged from ONEOK’s original 2018 financial guidance announced on Jan. 22, 2018.

ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA

Feb. 26, 2018

Page 4

Since June 2017, the natural gas liquids segment has announced more than $3.6 billion of capital-growth projects, which include the following:

Project	Scope	Approximate Cost *(Millions of dollars)*	Expected Completion
West Texas LPG Pipeline expansion	120-mile pipeline lateral extension with 110,000 barrels per day (bpd) of capacity in the Delaware Basin	$160	Third quarter 2018
Sterling III expansion	60,000 bpd pipeline extension from the Mid-Continent to the Gulf Coast which increases capacity to 250,000 bpd	$130	Fourth quarter 2018
Elk Creek Pipeline project	900-mile pipeline from the Williston Basin to the Mid-Continent with initial capacity up to 240,000 bpd	$1,400	Year-end 2019
Arbuckle II Pipeline	530-mile pipeline from the Mid-Continent to the Gulf Coast with initial capacity of 400,000 bpd	$1,360	First quarter 2020
MB-4 fractionator	125,000 bpd fractionator and related infrastructure in Mont Belvieu, Texas	$575	First quarter 2020

Since June 2017, the natural gas gathering and processing segment has announced approximately $560 million of capital-growth projects, which include the following:

Project	Scope	Approximate Cost *(Millions of dollars)*	Expected Completion
Canadian Valley expansion	200 million cubic feet per day (MMcf/d) processing plant expansion in the STACK which increases capacity to 400 MMcf/d	$160	Fourth quarter 2018
Demicks Lake plant and infrastructure	200 MMcf/d processing plant and related infrastructure in the core of the Williston Basin	$400	Fourth quarter 2019

In December 2017, the segment completed a 30-mile natural gas gathering pipeline and related infrastructure to connect with an existing third-party natural gas processing plant in Oklahoma, providing ONEOK access to 200 MMcf/d of additional processing capacity.

BUSINESS-SEGMENT RESULTS:

Key financial and operating statistics are listed on page 16 in the tables.

Natural Gas Liquids Segment

The natural gas liquids segment's fourth-quarter and full-year 2017 adjusted EBITDA increased 22 and 7 percent, respectively, compared with the same periods in 2016. Volume growth across ONEOK's system from increased supply and increased ethane recovery contributed to higher NGL volumes gathered during the fourth quarter and full year 2017, compared with 2016. Fourth-quarter and full-year 2017 NGLs fractionated increased 18 percent and 6 percent respectively, compared with the same periods in 2016.

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ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Feb. 26, 2018 Page 5 -more- As total NGL production increased in 2017, ethane rejection levels on ONEOK’s system decreased to an average of more than 150,000 bpd in 2017, compared with approximately 175,000 bpd in 2016. ONEOK expects ethane rejection levels on its system to decrease to approximately 70,000 bpd by the end of 2018 as world-scale petrochemical facilities come online and NGL exporters increase volumes. Three Months Ended Years Ended December 31, December 31, Natural Gas Liquids Segment 2017 2016 2017 2016 (Millions of dollars) Adjusted EBITDA $ 309.4 $ 253.6 $ 1,154.9 $ 1,079.6 Capital expenditures $ 54.5 $ 20.4 $ 114.3 $ 105.9 The increase in fourth-quarter 2017 adjusted EBITDA, compared with the fourth quarter 2016, primarily reflects: • A $51.7 million increase in exchange services due to increased supply in the STACK and SCOOP areas and the Williston Basin from recently connected natural gas processing plants, increased ethane recovery in the STACK and SCOOP areas, and the impact of weather in December 2016, offset partially by lower volumes in the Granite Wash and Barnett Shale; and • An $11.7 million increase in optimization and marketing due primarily to higher optimization volumes and wider location price differentials, offset partially by narrower product price differentials; offset partially by • A $12.6 million increase in operating costs due primarily to the timing of routine maintenance projects and higher labor and employee-related costs. The increase in adjusted EBITDA for the full year 2017, compared with 2016, primarily reflects: • An $81.5 million increase in exchange services due primarily to increased supply and ethane recovery volumes in the Williston Basin, the STACK and SCOOP areas and the Powder River Basin; offset partially by lower volumes in the Granite Wash and Barnett Shale, and reduced volumes related to Hurricane Harvey; • A $13.5 million increase in optimization and marketing due primarily to higher optimization volumes and wider location price differentials; and • A $5.4 million increase in equity in net earnings from investments due primarily to higher volumes delivered to the Overland Pass Pipeline from the Bakken NGL Pipeline and higher volumes and increased ethane recovery from plants connected to the Overland Pass Pipeline; offset partially by

ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Feb. 26, 2018 Page 6 -more- • A $32.2 million increase in operating costs due primarily to the timing of routine maintenance projects, higher property taxes, higher labor and employee-related costs and additional operating costs related to Hurricane Harvey. Natural Gas Gathering and Processing Segment The natural gas gathering and processing segment’s fourth-quarter and full-year 2017 adjusted EBITDA increased 14 and 16 percent, respectively, compared with the same periods in 2016. Volume growth due to increased drilling activity, enhanced producer efficiencies and the completion of growth projects contributed to increases in natural gas volumes processed of 20 percent and 9 percent in the fourth quarter and full year 2017, respectively, compared with the same periods in 2016. Volume growth for the full year 2017 was offset partially by natural production declines on existing wells and the impact of severe winter weather in the first quarter 2017. This segment also continues to benefit from higher fee-based earnings, with an average fee rate of 86 cents per MMBtu in 2017, compared with 76 cents per MMBtu in 2016, a 13 percent increase. Three Months Ended Years Ended December 31, December 31, Natural Gas Gathering and Processing Segment 2017 2016 2017 2016 (Millions of dollars) Adjusted EBITDA $ 144.3 $ 126.6 $ 518.5 $ 446.8 Capital expenditures $ 98.5 $ 84.7 $ 284.2 $ 410.5 Fourth-quarter 2017 adjusted EBITDA increased, compared with the fourth quarter 2016, which primarily reflects: • A $37.8 million increase due primarily to natural gas volume growth in the Williston Basin and the STACK and SCOOP areas, offset partially by natural production declines; offset partially by • An $8.0 million decrease due to contract settlements in 2016; • A $7.2 million increase in operating costs due primarily to higher materials and supplies expenses, and increased employee-related costs; and • A $4.4 million decrease due primarily to lower realized natural gas and condensate prices.

ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Feb. 26, 2018 Page 7 -more- The increase in adjusted EBITDA for the full year 2017, compared with 2016, primarily reflects: • A $66.0 million increase due primarily to natural gas volume growth in the Williston Basin and the STACK and SCOOP areas, offset partially by natural production declines and the impact of severe winter weather in the first quarter 2017; and • A $44.0 million increase due primarily to restructured contracts resulting in higher average fee rates, offset partially by a lower percentage of proceeds (POP) retained from the sale of commodities purchased under POP with fee contracts; offset partially by • A $23.9 million increase in operating costs due primarily to increased labor and employee-related costs and the growth of ONEOK’s operations; • An $11.9 million decrease due primarily to lower realized natural gas and condensate prices; and • An $8.0 million decrease due to contract settlements in 2016. Natural Gas Pipelines Segment The natural gas pipelines segment’s full-year 2017 adjusted EBITDA increased 9 percent, compared with the same period in 2016. Higher fee-based earnings and increased transportation capacity contracted, primarily from the 2016 completion of the WesTex pipeline expansion, contributed to the segment’s results. Three Months Ended Years Ended December 31, December 31, Natural Gas Pipelines Segment 2017 2016 2017 2016 (Millions of dollars) Adjusted EBITDA $ 88.7 $ 89.9 $ 339.8 $ 313.1 Capital expenditures $ 24.9 $ 24.6 $ 95.6 $ 96.3 Fourth-quarter 2017 adjusted EBITDA was relatively unchanged, compared with the fourth quarter 2016, which primarily reflects increased operating costs due to routine maintenance projects and higher employee-related costs, and lower net retained fuel; offset by higher transportation services and storage revenues. The increase in adjusted EBITDA for the full year 2017, compared with 2016, primarily reflects: • A $26.9 million increase from higher transportation services due primarily to increased firm demand charge capacity contracted; and

ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Feb. 26, 2018 Page 8 -more- • A $12.9 million increase in equity in net earnings from investments due primarily to higher firm transportation revenues on Roadrunner Gas Transmission Pipeline; offset partially by • A $10.6 million increase in operating costs due primarily to routine maintenance projects and higher labor and employee-related costs; and • A $6.3 million decrease due primarily to gains on sales of excess natural gas in storage in 2016. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on Feb. 27, 2018. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 866-531-8880, pass code 1603660, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 1603660. LINKS TO EARNINGS TABLES AND PRESENTATION: Tables: http://ir.oneok.com/~/media/Files/O/OneOK-IR/financial-reports/2018/q4-2017-earnings-results-financial-news.pdf Presentation: http://ir.oneok.com/~/media/Files/O/OneOK-IR/financial-reports/2018/q4-2017-earnings-results-presentation.pdf NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted EBITDA, distributable cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows: • Adjusted EBITDA is defined as net income from continuing operations adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items; • Distributable cash flow is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received from unconsolidated affiliates and certain other items; and

ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Feb. 26, 2018 Page 9 -more- • Dividend coverage ratio is defined as ONEOK’s distributable cash flow to ONEOK shareholders divided by the dividends paid for the period. These non-GAAP financial measures described above are useful to investors because they, and similar measures, are used by many companies in the industry as a measure of financial performance and are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. Adjusted EBITDA, ONEOK distributable cash flow and coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Reconciliations of net income to adjusted EBITDA, distributable cash flow and coverage ratio are included in the tables. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is one of the largest energy midstream service providers in the U.S., connecting prolific supply basins with key market centers. It owns and operates one of the nation's premier natural gas liquids (NGL) systems and is a leader in the gathering, processing, storage and transportation of natural gas. ONEOK’s operations include a 38,000-mile integrated network of NGL and natural gas pipelines, processing plants, fractionators and storage facilities in the Mid-Continent, Williston, Permian and Rocky Mountain regions. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook or Twitter @ONEOKNews. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as "anticipates", "believes," "expects", "intends", "plans", "projects", "will", "would", "should", "may", and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the risk that cost savings, tax benefits and any other synergies from the ONEOK and ONEOK Partners merger transaction may not be fully realized or may take longer to realize than expected • the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Feb. 26, 2018 Page 10 -more- • the capital intensive nature of our businesses; • the profitability of assets or businesses acquired or constructed by us; • our ability to make cost-saving changes in operations; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the timing and extent of changes in energy commodity prices; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs; • the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences; • actions by rating agencies concerning our credit; • the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • our ability to access capital at competitive rates or on terms acceptable to us; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact and outcome of pending and future litigation, including litigation, if any, relating to the ONEOK and ONEOK Partners merger transaction; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of Canadian and United States natural gas and crude oil; and – availability of additional storage capacity; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • the mechanical integrity of facilities operated; • demand for our services in the proximity of our facilities; • our ability to control operating costs; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers' or shippers' facilities; • economic climate and growth in the geographic areas in which we do business;

ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Feb. 26, 2018 Page 11 -more- • the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • the impact of recently issued and future accounting updates and other changes in accounting policies; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world; • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks; • risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the impact of uncontracted capacity in our assets being greater or less than expected; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the impact of potential impairment charges; • the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting; • our ability to control construction costs and completion schedules of our pipelines and other projects; and • the risk factors listed in the reports ONEOK has filed and may file with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA

Feb. 26, 2018

Page 12

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Years Ended December 31, 2017	Years Ended December 31, 2016
	(Thousands of dollars, except per share amounts)			
Revenues				
Commodity sales	**$ 3,162,392**	$ 2,101,150	**$ 9,862,652**	$ 6,858,456
Services	**629,766**	553,311	**2,311,255**	2,062,478
Total revenues	**3,792,158**	2,654,461	**12,173,907**	8,920,934
Cost of sales and fuel (exclusive of items shown separately below)	**3,073,764**	2,021,470	**9,538,045**	6,496,124
Operations and maintenance	**194,511**	179,859	**735,190**	668,335
Depreciation and amortization	**103,769**	99,310	**406,335**	391,585
Impairment of long-lived assets	**—**	—	**15,970**	—
General taxes	**22,298**	24,320	**98,396**	88,849
Gain on sale of assets	**(20)**	(98)	**(924)**	(9,635)
Operating income	**397,836**	329,600	**1,380,895**	1,285,676
Equity in net earnings from investments	**40,293**	39,249	**159,278**	139,690
Impairment of equity investments	**—**	—	**(4,270)**	—
Allowance for equity funds used during construction	**32**	1	**107**	209
Other income	**3,715**	183	**15,385**	6,091
Other expense	**(1,505)**	(5,214)	**(24,936)**	(4,059)
Interest expense (net of capitalized interest of $1,256, $1,326, $5,510 and $10,591, respectively)	**(124,190)**	(114,188)	**(485,658)**	(469,651)
Income before income taxes	**316,181**	249,631	**1,040,801**	957,956
Income taxes	**(251,369)**	(54,870)	**(447,282)**	(212,406)
Income from continuing operations	**64,812**	194,761	**593,519**	745,550
Income (loss) from discontinued operations, net of tax	**—**	(296)	**—**	(2,051)
Net income	**64,812**	194,465	**593,519**	743,499
Less: Net income attributable to noncontrolling interests	**1,767**	103,960	**205,678**	391,460
Net income attributable to ONEOK	**63,045**	90,505	**387,841**	352,039
Less: Preferred stock dividends	**274**	—	**767**	—
Net income available to common shareholders	**$ 62,771**	$ 90,505	**$ 387,074**	$ 352,039
Amounts available to common shareholders:				
Income from continuing operations	**$ 62,771**	$ 90,801	**$ 387,074**	$ 354,090
Income (loss) from discontinued operations	**—**	(296)	**—**	(2,051)
Net income	**$ 62,771**	$ 90,505	**$ 387,074**	$ 352,039
Basic earnings per common share:				
Income from continuing operations	**$ 0.16**	$ 0.43	**$ 1.30**	$ 1.68
Income (loss) from discontinued operations	**—**	—	**—**	(0.01)
Net income	**$ 0.16**	$ 0.43	**$ 1.30**	$ 1.67
Diluted earnings per common share:				
Income from continuing operations	**$ 0.16**	$ 0.43	**$ 1.29**	$ 1.67
Income (loss) from discontinued operations	**—**	—	**—**	(0.01)
Net income	**$ 0.16**	$ 0.43	**$ 1.29**	$ 1.66
Average shares (*thousands*)				
Basic	**385,586**	211,398	**297,477**	211,128
Diluted	**388,071**	213,157	**299,780**	212,383
Dividends declared per share of common stock	**$ 0.745**	$ 0.615	**$ 2.72**	$ 2.46

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ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Feb. 26, 2018 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS December 31, December 31, (Unaudited) 2017 2016 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 37,193 $ 248,875 Accounts receivable, net 1,202,951 872,430 Materials and supplies 90,301 60,912 Natural gas and natural gas liquids in storage 342,293 140,034 Commodity imbalances 38,712 60,896 Other current assets 53,008 45,986 Assets of discontinued operations — 551 Total current assets 1,764,458 1,429,684 Property, plant and equipment Property, plant and equipment 15,559,667 15,078,497 Accumulated depreciation and amortization 2,861,541 2,507,094 Net property, plant and equipment 12,698,126 12,571,403 Investments and other assets Investments in unconsolidated affiliates 1,003,156 958,807 Goodwill and intangible assets 993,460 1,005,359 Deferred income taxes 205,907 — Other assets 180,830 162,998 Assets of discontinued operations — 10,500 Total investments and other assets 2,383,353 2,137,664 Total assets $ 16,845,937 $ 16,138,751

ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Feb. 26, 2018 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) December 31, December 31, (Unaudited) 2017 2016 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 432,650 $ 410,650 Short-term borrowings 614,673 1,110,277 Accounts payable 1,140,571 874,731 Commodity imbalances 164,161 142,646 Accrued interest 135,309 112,514 Other current liabilities 179,971 166,042 Liabilities of discontinued operations — 19,841 Total current liabilities 2,667,335 2,836,701 Long-term debt, excluding current maturities 8,091,629 7,919,996 Deferred credits and other liabilities Deferred income taxes 52,697 1,623,822 Other deferred credits 348,924 321,846 Liabilities of discontinued operations — 7,471 Total deferred credits and other liabilities 401,621 1,953,139 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: issued 20,000 shares at December 31, 2017, and no shares at December 31, 2016 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares, issued 423,166,234 shares and outstanding 388,703,543 shares at December 31, 2017; authorized 600,000,000 shares, issued 245,811,180 shares and outstanding 210,681,661 shares at December 31, 2016 4,232 2,458 Paid-in capital 6,588,878 1,234,314 Accumulated other comprehensive loss (188,530) (154,350) Retained earnings — — Treasury stock, at cost: 34,462,691 shares at December 31, 2017, and 35,129,519 shares at December 31, 2016 (876,713) (893,677) Total ONEOK shareholders’ equity 5,527,867 188,745 Noncontrolling interests in consolidated subsidiaries 157,485 3,240,170 Total equity 5,685,352 3,428,915 Total liabilities and equity $ 16,845,937 $ 16,138,751

ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA Feb. 26, 2018 Page 15 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended December 31, (Unaudited) 2017 2016 (Thousands of dollars) Operating activities Net income $ 593,519 $ 743,499 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 406,335 391,585 Impairment charges 20,240 — Noncash contribution of preferred stock, net of tax 12,600 — Equity in net earnings from investments (159,278) (139,690) Distributions received from unconsolidated affiliates 167,372 144,673 Deferred income taxes 437,917 211,638 Share-based compensation expense 26,262 40,563 Pension and postretirement benefit expense, net of contributions 4,079 11,643 Allowance for equity funds used during construction (107) (209) Gain on sale of assets (924) (9,635) Changes in assets and liabilities: Accounts receivable (330,521) (285,806) Natural gas and natural gas liquids in storage (202,259) (11,950) Accounts payable 261,305 287,632 Commodity imbalances, net 43,699 45,971 Settlement of exit activities liabilities (9,707) (19,906) Accrued interest 22,795 (16,529) Risk-management assets and liabilities 37,617 (78,136) Other assets and liabilities, net (15,532) 37,998 Cash provided by operating activities 1,315,412 1,353,341 Investing activities Capital expenditures (less allowance for equity funds used during construction) (512,393) (624,634) Contributions to unconsolidated affiliates (87,861) (68,275) Distributions received from unconsolidated affiliates in excess of cumulative earnings 28,742 52,044 Proceeds from sale of assets 3,879 25,420 Cash used in investing activities (567,633) (615,445) Financing activities Dividends paid (829,414) (517,601) Distributions to noncontrolling interests (276,260) (549,419) Borrowing (repayment) of short-term borrowings, net (495,604) 563,937 Issuance of long-term debt, net of discounts 1,190,496 1,000,000 Debt financing costs (11,425) (2,770) Repayment of long-term debt (994,776) (1,108,040) Issuance of common stock 471,358 21,971 Other (13,836) 5,403 Cash used in financing activities (959,461) (586,519) Change in cash and cash equivalents (211,682) 151,377 Change in cash and cash equivalents included in discontinued operations — (121) Change in cash and cash equivalents from continuing operations (211,682) 151,256 Cash and cash equivalents at beginning of period 248,875 97,619 Cash and cash equivalents at end of period $ 37,193 $ 248,875

ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA

Feb. 26, 2018

Page 16

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

	Three Months Ended December 31,		Years Ended December 31,	
(Unaudited)	2017	2016	2017	2016
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs	$ **103.5**	$ 90.9	$ **359.8**	$ 327.6
Depreciation and amortization	$ **42.8**	$ 41.1	$ **167.3**	$ 163.3
Equity in net earnings from investments	$ **15.8**	$ 13.3	$ **59.9**	$ 54.5
Adjusted EBITDA	$ **309.4**	$ 253.6	$ **1,154.9**	$ 1,079.6
NGLs transported-gathering lines (*MBbl/d*) (a)	**867**	744	**812**	770
NGLs fractionated (*MBbl/d*) (b)	**682**	579	**621**	586
NGLs transported-distribution lines (*MBbl/d*) (a)	**592**	520	**567**	508
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix (*$/gallon*)	$ **0.07**	$ 0.02	$ **0.05**	$ 0.03
Capital expenditures	$ **54.5**	$ 20.4	$ **114.3**	$ 105.9

(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.

	Three Months Ended December 31,		Years Ended December 31,	
	2017	2016	2017	2016
Natural Gas Gathering and Processing				
Operating costs	$ **84.4**	$ 77.2	$ **309.5**	$ 285.6
Depreciation and amortization	$ **47.1**	$ 45.2	$ **184.9**	$ 178.5
Equity in net earnings from investments, excluding impairment	$ **2.3**	$ 2.7	$ **12.1**	$ 10.7
Adjusted EBITDA	$ **144.3**	$ 126.6	$ **518.5**	$ 446.8
Natural gas gathered (*BBtu/d*) (a)	**2,402**	1,995	**2,211**	2,034
Natural gas processed (*BBtu/d*) (a) (b)	**2,235**	1,869	**2,056**	1,882
NGL sales (*MBbl/d*) (a)	**196**	156	**187**	156
Residue natural gas sales (*BBtu/d*) (a)	**975**	829	**896**	865
Realized composite NGL net sales price (*$/gallon*) (a) (c) (d)	$ **0.20**	$ 0.25	$ **0.22**	$ 0.23
Realized condensate net sales price (*$/Bbl*) (a) (c) (e)	$ **38.93**	$ 42.60	$ **35.22**	$ 38.31
Realized residue natural gas net sales price (*$/MMBtu*) (a) (c) (e)	$ **2.35**	$ 2.95	$ **2.48**	$ 2.80
Average fee rate (*$/MMBtu*) (a)	$ **0.86**	$ 0.84	$ **0.86**	$ 0.76
Capital expenditures	$ **98.5**	$ 84.7	$ **284.2**	$ 410.5

(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.
(c) - Includes the impact of hedging activities on ONEOK's equity volumes.
(d) - Net of transportation and fractionation costs.
(e) - Net of transportation costs.

	Three Months Ended December 31,		Years Ended December 31,	
	2017	2016	2017	2016
Natural Gas Pipelines				
Operating costs	$ **33.7**	$ 30.5	$ **126.2**	$ 115.6
Depreciation and amortization	$ **13.1**	$ 12.1	$ **51.0**	$ 46.7
Equity in net earnings from investments	$ **22.2**	$ 23.2	$ **87.3**	$ 74.4
Adjusted EBITDA	$ **88.7**	$ 89.9	$ **339.8**	$ 313.1
Natural gas transportation capacity contracted (*MDth/d*) (a)	**6,642**	6,659	**6,611**	6,345
Transportation capacity contracted (a)	**95%**	97%	**94%**	92%
Capital expenditures	$ **24.9**	$ 24.6	$ **95.6**	$ 96.3

(a) - Includes volumes for consolidated entities only.

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ONEOK Announces Higher Fourth-quarter and Full-year 2017 Operating Income and Adjusted EBITDA

Feb. 26, 2018

Page 17

ONEOK, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended December 31,		Years Ended December 31,	
(Unaudited)	**2017**	**2016**	**2017**	**2016**
	(Thousands of dollars, except per share amounts)			
Reconciliation of Income from Continuing Operations to Adjusted EBITDA and Distributable Cash Flow				
Income from continuing operations	**$ 64,812**	$ 194,761	**$ 593,519**	$ 745,550
Interest expense, net of capitalized interest	**124,190**	114,188	**485,658**	469,651
Depreciation and amortization	**103,769**	99,310	**406,335**	391,585
Income taxes	**251,369**	54,870	**447,282**	212,406
Impairment charges	**—**	—	**20,240**	—
Noncash compensation expense	**3,631**	11,811	**13,421**	31,981
Other noncash items and equity AFUDC (a)	**(52)**	(880)	**20,398**	(1,255)
Adjusted EBITDA (b)	**547,719**	474,060	**1,986,853**	1,849,918
Interest expense	**(124,190)**	(114,188)	**(485,658)**	(469,651)
Maintenance capital	**(67,184)**	(46,039)	**(147,157)**	(112,364)
Equity in net earnings from investments; excluding noncash impairment charges	**(40,293)**	(39,249)	**(159,278)**	(139,690)
Distributions received from unconsolidated affiliates	**50,020**	47,318	**196,114**	196,717
Other	**(58)**	(3,652)	**(6,213)**	(2,644)
Distributable cash flow (b)	**$ 366,014**	$ 318,250	$ 1,384,661	**$ 1,322,286**
Dividends paid to preferred shareholders	**(275)**	—	**(627)**	—
Distributions paid to public limited partners	**—**	(135,480)	**(270,959)**	(541,919)
Distributable cash flow to shareholders	**$ 365,739**	$ 182,770	**$ 1,113,075**	$ 780,367
Dividends paid per share	**$ 0.745**	$ 0.615	**$ 2.720**	$ 2.460
Dividend coverage ratio (b)	**1.28**	1.41	**1.34**	1.51
Number of shares used in computation (*thousands*)	**383,439**	210,523	**304,435**	210,216

(a) Full-year 2017 totals include ONEOK's April 2017 contribution to the ONEOK Foundation of 20,000 shares of Series E Preferred Stock, with an aggregate value of $20 million.
(b) Full-year 2017 amounts include transaction-related pretax cash costs of approximately $30 million, or 0.04 times dividend coverage, associated with the ONEOK and ONEOK Partners merger transaction.